Exhibit 10.1


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 3, 2005, by and among FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), Brian Stewart ("Stewart") and Dr. William Stewart ("Dr. Stewart" and, together with Stewart, the "Shareholders"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement (as defined below).

                                    RECITALS

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Franklin, SurgiCount Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Franklin, SurgiCount Medical, Inc., a California corporation, and the Shareholders are entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of even date herewith;

        WHEREAS, pursuant to Section 1.4(b) of the Merger Agreement, in connection with the acquisition of Surgicount by Franklin, Franklin has agreed to issue certain shares of Franklin Common Stock (the "Closing Stock Consideration Shares") to the Shareholders;

        WHEREAS, pursuant to Sections 1.4(c) and 5.5 of the Merger Agreement, contingent upon the occurrence of certain events as provided for in Section 5.5, Franklin has agreed to issue the Earn-Out Shares to the Shareholders; and

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Franklin has further agreed to register the resale of certain of the Closing Stock Consideration Shares and the Earn-Out Shares in accordance with the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

        1.1 "Earn-Out Registrable Securities" shall mean any Earn-Out Shares issued pursuant to Section 5.5 of the Merger Agreement; provided, however, that, as to any particular Earn-Out Shares, such Earn-Out Shares will cease to be Earn-Out Registrable Securities when they: (i) have been sold pursuant to a Registration Statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act; or (ii) can then be sold by the Holder without registration under the Securities Act pursuant to Rule 144 under the Securities Act.



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        1.2 "Majority  Holders"  shall mean,  as of any given date,  the Holders
holding  a  majority  of  the   then-outstanding   Closing  Stock  Consideration
Registrable Securities and Earn-Out Registrable Securities.

        1.3 "Pro Rata Percentage" shall mean, with respect to any Holder on any given date, the quotient (rounded to the nearest whole percent) of (i) the number of Closing Stock Consideration Registrable Securities and Earn-Out Registrable Securities held by such Holder as of such date, divided by (ii) the aggregate number of Closing Stock Consideration Registrable Securities and Earn-Out Registrable Securities outstanding as of such date.

        1.4 "Register", "registered" and "registration" shall refer to a registration of the offering and sale or resale of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

        1.5 "Registration Statement" shall mean a registration statement (including, without limitation, the related prospectus contained in such registration statement) of Franklin under the Securities Act on Form S-3 (or any successor form thereto) or, in the event that Franklin is not then eligible to use Form S-3, on any other form selected by Franklin for which it then qualifies and which permits the sale thereunder of the number and type of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities to be included therein in accordance with this Agreement by the applicable Holders in the manner described therein. The term "Registration Statement" shall also include all exhibits, financial statements, schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to its effective date, all amendments or supplements to such Registration Statement as of such subsequent date.

        1.6 "Rule 144" shall mean Rule 144 promulgated under the Securities Act, or any successor thereto.

        1.7 "Closing Stock Consideration Registrable Securities" shall mean that number of Closing Stock Consideration Shares (rounded down to the nearest whole share) equal to the product of (i) the aggregate number of Closing Stock Consideration Shares issued to the Shareholders pursuant to Section 1.4(c) the Merger Agreement, multiplied by (ii) 0.90; provided, however, that, as to any particular Closing Stock Consideration Shares, such Closing Stock Consideration Shares will cease to be Closing Stock Consideration Registrable Securities when they: (a) have been sold pursuant to a Registration Statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act; or (b) can then be sold by the Holder without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        1.8 "Third-Party Demand Stockholder" means any Person having the right to require that Franklin effect a registration under the Securities Act of securities owned by such Person, other than pursuant to this Agreement, and any other Person exercising incidental rights of



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



registration pursuant to the agreement under which such first Person has the right to require registration.

2. TRANSFER OF REGISTRATION RIGHTS. Each Shareholder may assign and delegate its rights and obligations pursuant to this Agreement to any party or parties to which it may from time to time transfer all of the Closing Stock Consideration Registrable Securities and Earn-Out Registrable Securities held by such Shareholder in accordance with the terms of this Agreement; provided, however, that upon any such assignment and delegation of such rights and obligations pursuant to this Agreement in accordance with this Section 2, the Shareholder assigning and delegating such rights and obligations shall deliver to Franklin:
(i) a notice of such assignment and delegation, which shall include the identity and address of any assignee and such other information reasonably requested by Franklin; and (ii) an agreement, in form and substance satisfactory to Franklin and duly executed by the transferee, to be bound by all of the terms and conditions of this Agreement (collectively, each Shareholder, and each such subsequent transferee who so agrees to be bound, who continues to hold Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities is referred to as a "Holder").

3.      REQUIRED REGISTRATION RIGHTS.

        3.1 Required Registration of Closing Stock Consideration Registrable Securities. As promptly as practicable after the Closing Date, but in no event later than thirty (30) days after the Closing Date, Franklin agrees to file a Registration Statement to register the resale of all of the Closing Stock Consideration Registrable Securities (the "Closing Stock Consideration Required Registration"). Franklin shall use its reasonable best efforts to cause the SEC to declare the Registration Statement effective no later than the ninetieth
(90th) day following the date the Registration Statement is filed with the SEC (the "Registration Deadline"). In the event that the Registration Statement has not been filed on or prior to the Registration Deadline, then in addition to any other rights the Holders may have hereunder or under applicable law, for each thirty (30) day period (each, a "Liquidated Damages Period") following such Registration Deadline until the date on which the Registration Statement is first filed or is no longer required to be filed pursuant to this Agreement, Franklin shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to such Holder's Pro Rata Percentage of: (i) on the final day of each of the first three (3) Liquidated Damages Periods, one percent (1.0%) of the product of (a) the aggregate number of Closing Stock Consideration Registrable Securities then held by the Holders, multiplied by (b) the 60-Day VWAP; and (ii) on the final day of each Liquidated Damages Period following the third (3rd) Liquidated Damages Period, one and one-half percent (1.5%) of the product of (a) the aggregate number of Closing Stock Consideration Registrable Securities then held by the Holders, multiplied by (b) the 60-Day VWAP. Once the Registration Statement has been declared effective, Franklin shall thereafter maintain the effectiveness of the Registration Statement until the earlier of:
(i) the date on which all of the Closing Stock Consideration Registrable Securities held by the Holders have been sold pursuant to the Registration Statement or Rule 144; or (ii) such time as Franklin reasonably determines, based on the advice of counsel, that each Holder, acting independently of all other Holders, will be eligible to sell under Rule 144 all of the Closing Stock Consideration Registrable Securities then owned by such Holder within the volume limitations imposed by Rule 144(e) in the three (3) month period immediately following the termination of the effectiveness of the Registration



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Statement.  Notwithstanding the foregoing,  Franklin's  obligations contained in this  Section 3.1 shall  terminate on the second  (2nd)  anniversary  of Closing
Date.

        3.2 Required Registration of Earn-Out Registrable Securities. As promptly as practicable after any issuance to the Shareholders of Earn-Out Shares pursuant to Sections 1.4 (c) and 5.5 of the Merger Agreement, Franklin agrees to file a Registration Statement to register the resale of all of the Earn-Out Registrable Securities resulting from such Earn-Out Shares (the "Earn-Out Required Registration" and, together with the Closing Stock Consideration Required Registration, the "Required Registrations") and to use its reasonable best efforts to cause the SEC to declare such Registration Statement effective as soon as practicable thereafter. Once such Registration Statement has been declared effective, Franklin shall thereafter maintain the effectiveness of the Registration Statement until the earlier of: (i) the date on which all of the Earn-Out Registrable Securities held by the Holders have been sold pursuant to the Registration Statement or Rule 144; or (ii) such time as Franklin reasonably determines, based on the advice of counsel, that each Holder, acting independently of all other Holders, will be eligible to sell under Rule 144 all of the Earn-Out Registrable Securities then owned by such Holder within the volume limitations imposed by Rule 144(e) in the three (3) month period immediately following the termination of the effectiveness of such Registration Statement. Notwithstanding the foregoing, Franklin's obligations contained in this Section 3.2 shall terminate with respect to any Earn-Out Registrable Securities on the second (2nd) anniversary of date on which the underlying Earn-Out Shares were first issued to the Shareholders pursuant to Sections 1.4(c) and 5.5 of the Merger Agreement (the "Issuance Date").

        3.3 Required Registration Procedures.

               (a) Franklin shall advise the Holders as to the initiation of the registration process contemplated by Section 3.1 and Section 3.2 and as to the completion thereof. In addition, subject to Section 3.1 and Section 3.2, Franklin shall, to the extent applicable to any Registration Statement filed pursuant thereto:

                      (i) prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission of facts necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and comply with provisions of the Securities Act with respect to the disposition of all Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities covered thereby during the periods referred to in Section 3.1 and
Section 3.2;

                      (ii) notify the Holders promptly when the Registration Statement is declared effective by the SEC and furnish to each Holder such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as the Majority Holders, on behalf of all of the Holders, may reasonably request from time to time;

                      (iii) use its commercially reasonable efforts to register or qualify such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as the Majority Holders, on behalf of any Holder or Holders, may



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reasonably   request  to  enable  such  Holder  or  Holders  to  consummate  the disposition in such jurisdiction of such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities; provided, however, that in no event will Franklin be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified; (b) consent to general service of process in any such jurisdiction; or (c) subject itself to taxation in any jurisdiction where it is not already subject to taxation;

                      (iv)  notify  the  Holders  at any time when a  prospectus relating to the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities is required to be delivered under the Securities Act of the happening of a Suspension Event (as defined below) or any other event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and, subject to Section 7.2, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                      (v) use its commercially  reasonable  efforts to cause all
such  Closing  Stock  Consideration   Registrable   Securities  and/or  Earn-Out
Registrable Securities to be listed on the Exchange;

                      (vi) with a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities to the public without registration, so long as any Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities are outstanding, use its commercially reasonable efforts for a period of two (2) years following the Closing Date:

                             (1) to make and keep public  information  regarding
Franklin  available,  as those terms are  understood and defined in Rule 144(c);
and

                             (2) to file  with  the SEC in a timely  manner  all
reports and other documents required of Franklin under the Exchange Act.

                      (vii) advise the Holders promptly after receiving notice or obtaining knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, use its commercially reasonable efforts to obtain the withdrawal of any such order suspending the effectiveness of the Registration Statement at the earliest possible time, and promptly notify the Holders of the lifting or withdrawal of any such order.

               (b) Notwithstanding anything stated or implied to the contrary in this Section 3, Franklin shall not be required to consent to, participate or cooperate in connection with any underwritten offering of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities or to any specific underwriter participating in any underwritten



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public offering of the Closing Stock Consideration Registrable Securities and/or
Earn-Out Registrable Securities.

               (c) Each Holder agrees to deliver a Notice and Questionnaire in the form attached hereto as Exhibit A (the "Notice and Questionnaire") to Franklin at least seven (7) Business Days prior to any distribution by such Holder of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities under the Registration Statement. From and after the date the Registration Statement is declared effective, Franklin shall, as promptly as practicable after the date a Notice and Questionnaire is delivered by any Holder, and in any event within the later of seven (7) Business Days after such date or seven (7) Business Days after the expiration of any Suspension Period (as defined below) in effect when the Notice and Questionnaire is delivered or which comes into effect within seven (7) Business Days of such delivery: (i) if required by applicable law, file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling stockholder in the Registration Statement and so that such Holder is permitted to deliver such prospectus to purchasers of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities in accordance with applicable law and, if Franklin shall file a post-effective amendment to the Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable; (ii) provide such Holder copies of any documents filed pursuant to this Section 3.3(c); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section 3.3(c); provided, however, that if such Notice and Questionnaire is delivered during a Suspension Period, Franklin shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in the foregoing clauses "(i)", "(ii)" and "(iii)" upon expiration of the Suspension Period.
Notwithstanding anything to the contrary contained herein, Franklin shall be under no obligation to name any Person that is not a Holder as a selling stockholder in the Registration Statement; provided, however, that any Person that becomes a Holder pursuant to the provisions of Section 2 (whether or not such Person was a Holder at the time the Registration Statement was declared effective) shall be named as a selling stockholder in the Registration Statement in accordance with the requirements of this Section 3.3(c).

               (d) Each  Holder  agrees  that,  upon  receipt of any notice from
Franklin  of the  happening  of any  event  of the  kind  described  in  Section
3.3(a)(iv) and subject to Section 7.2, such Holder will forthwith discontinue such Holder's disposition of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(a)(iv) and, if so directed by Franklin, will deliver to Franklin at Franklin's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities current at the time of receipt of such notice.





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4. INCIDENTAL REGISTRATION RIGHTS.

        4.1 Incidental Registration. Subject to Section 4.2, if at any time prior to the filing of a Registration Statement in connection with a Required Registration, Franklin proposes to register under the Securities Act any shares of the same class as any of the Closing Stock Consideration Registrable Securities or Earn-Out Registrable Securities (whether in an underwritten public offering or otherwise and whether or not for the account of Franklin or for any stockholder of Franklin), in a manner that would permit the registration under the Securities Act of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities for sale to the public, Franklin will give written notice to each Holder of its intention to do so not later than ten (10) days prior to the anticipated filing date of the applicable Registration Statement. Any Holder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed Registration Statement by delivering to Franklin written notice of its election, in the form of the Notice and Questionnaire, within five (5) days after its receipt of Franklin's notice pursuant to this Section 4.1. A Holder's election pursuant to this Section 4.1 must: (i) specify the amount of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities desired to be included in such Registration Statement by such Holder; and (ii) include any other information that Franklin reasonably requests to be included in such Registration Statement. Upon its receipt of a Holder's election pursuant to this Section 4.1, Franklin will, subject to Section 4.3, use its reasonable best efforts to include in such Registration Statement all Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities requested to be included. Any registration of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to this
Section 4.1 is referred to as an "Incidental Registration", and any Holder whose Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities are included at the request of such Holder in an Incidental Registration pursuant to this Section 4.1 is referred to as a "Selling Stockholder".

        4.2 Exceptions to Incidental Registration Rights. Franklin shall have no obligation to effect the Incidental Registration of any Closing Stock Consideration Registrable Securities or Earn-Out Registrable Securities pursuant to Section 4.1 with respect to any registration: (i) effected pursuant to a registration statement on Form S-4 (or any other registration statement registering shares issued in a merger, consolidation, acquisition, or similar transaction) or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to Franklin's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan or other employee benefit plan; or (ii) initiated by one or more Third-Party Demand Stockholders pursuant to one or more registration rights agreements under which the rights of all such Third-Party Demand Stockholders are pari passu, if (a) the applicable registration rights agreement between Franklin and such Third-Party Demand Stockholders prohibits the inclusion in such registration of securities other than those offered by such Third-Party Demand Stockholders and Franklin and (b) no securities other than those offered by such Third-Party Demand Stockholders are included in such registration.

        4.3 Limitation on Inclusion of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities; Priorities. If the proposed method of distribution in connection with an Incidental Registration is an
underwritten   public  offering  and



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the lead managing  underwriter  thereof determines in good faith that the amount of securities to be included in such offering would adversely affect such offering (including, without limitation, via an adverse effect on the price at which the securities proposed to be registered may be sold), the amount of securities to be offered may be reduced or limited to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by the lead managing underwriter as follows:

               (a) in connection with an offering initiated by Franklin, if securities are being offered for the account of other Persons (including any Holders) such reduction shall be made: (i) first, from the securities intended to be offered by such other Persons (including any Holders), on a pro rata basis, based on the number of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and other securities that are requested to be included in such offering; and (ii) second, from the number of securities to be offered for the account of Franklin;

               (b) in  connection  with an offering  initiated by a  Third-Party
Demand Stockholder, such reduction shall be made: (i) first, from securities held by Persons who are not (a) Holders, (b) Third-Party Demand Stockholders or
(c) other stockholders entitled under any agreement between them and Franklin to participate pari passu with the Selling Stockholders in such Incidental Registration, and from securities being offered for the account of Franklin, allocated between Franklin and such other Persons as Franklin may determine, subject to any agreements between Franklin and such other Persons; (ii) second, from the number of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities requested to be included in such offering by the Selling Stockholders and any other stockholders entitled under any agreements between them and Franklin to participate pari passu with the Selling Stockholders in such Incidental Registration, on a pro rata basis, based on the number of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and other securities which are requested to be included in the registration; and (iii) last, from securities being offered by the Third-Party Demand Stockholders.

        4.4 Withdrawal by Selling Stockholder. Each Selling Stockholder may, no less than five (5) Business Days before the anticipated effective date of the applicable Registration Statement for an Incidental Registration, withdraw some or all of its Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities from inclusion in the Registration Statement. No such withdrawal shall relieve any withdrawing Selling Stockholder of its obligation to pay expenses under Section 5.

        4.5 Underwriters; Underwriting Agreement. In connection with any Incidental Registration involving an underwritten public offering of securities for the account of Franklin or a Third-Party Demand Stockholder: (i) the managing and lead underwriters shall be selected by Franklin, unless otherwise provided in any agreement between Franklin and any Third-Party Demand
Stockholder; and (ii) each Selling Stockholder electing to participate in the Incidental Registration shall, as a condition to Franklin's obligation under this Section 4 to include such Selling Stockholder's Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities in such Incidental Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering. Notwithstanding anything stated or implied to the contrary in this Section 4, Franklin shall not be required to consent to, participate or cooperate in connection with any underwritten offering of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities.

        4.6 Incidental Registration Procedures.

               (a) Whenever Franklin is obligated to effect the Incidental Registration of any Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to Section 4.1, Franklin shall, to the extent applicable to the Registration Statement:

                      (i) use its reasonable best efforts to cause the applicable Registration Statement to become effective as promptly as practicable and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement and such prospectus effective, current and in compliance with the provisions of the Securities Act during the periods when Franklin is required, pursuant to the applicable registration rights agreement between Franklin and Third-Party Demand Stockholders or otherwise, to keep the Registration Statement effective and current;

                      (ii) notify the Selling Stockholders promptly when the Registration Statement is declared effective by the SEC and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as the Selling Stockholders may reasonably request from time to time;

                      (iii) use its commercially reasonable efforts to register or qualify such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as the Person or Persons holding a majority of the securities covered by such Registration Statement may reasonably request to enable such Person or Persons to consummate the disposition of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities in such jurisdiction; provided, however, that in no event will Franklin be required to: (a) qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to be so qualified; (b) consent to general service of process in any such jurisdiction; or (c) subject itself to taxation in any jurisdiction where it is not already subject to taxation;

                      (iv) notify the Selling Stockholders at any time when a prospectus relating to the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities is required to be delivered under the Securities Act of the happening of a Suspension Event or any other event as a result of which the prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact or omits or would omit any fact necessary to make the statements therein not misleading and, subject to
Section 7.2, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (v) use its commercially  reasonable  efforts to cause all
such  Closing  Stock  Consideration   Registrable   Securities  and/or  Earn-Out
Registrable Securities to be listed on the Exchange;

                      (vi) advise the Selling Stockholders promptly after receiving notice or obtaining knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time, and promptly notify the Selling Stockholders of the lifting or withdrawal of any such order.

               (b) Each Selling Stockholder agrees that, upon receipt of any notice from Franklin of the happening of any event of the kind described in
Section 4.6(a)(iv), such Selling Stockholder will forthwith discontinue such Selling Stockholder's disposition of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement until such Selling Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(iv) and, if so directed by Franklin, will deliver to Franklin at Franklin's expense all copies, other than permanent file copies, then in such Selling Stockholder's possession, of the prospectus relating to such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities current at the time of receipt of such notice.

5. EXPENSES. Except as required by law, all expenses incurred by Franklin in complying with its obligations to effect any Required Registration and any Incidental Registration pursuant to this Agreement, including, without limitation, all: (i) registration, application, qualification, filing, listing, transfer and registrar fees; (ii) printing expenses; (iii) fees and disbursements of counsel and accountants for Franklin; and (iv) blue sky fees and expenses (including, without limitation, fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to Sections 3 and 4 shall be borne by Franklin. All underwriting or brokerage discounts and selling commissions applicable to a sale incurred in connection with any registration of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and the legal fees and other expenses of a Holder or Selling Stockholder shall be borne by such Holder or Selling Stockholder.

6. FURTHER INFORMATION. Each Holder, in the case of a Required Registration, and each Selling Stockholder, in the case of an Incidental Registration, shall cooperate with Franklin in connection with the preparation of the Registration Statement, and for so long as Franklin is obligated to keep the Registration Statement effective, such Holder or Selling Stockholder shall provide to Franklin, in writing, for use in the Registration Statement, all information regarding such Holder or Selling Stockholder, its intended method of disposition of the applicable Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and such other information as Franklin may reasonably request to prepare the Registration Statement and to maintain the currency and effectiveness thereof. Each Holder and each Selling Stockholder shall indemnify Franklin with respect to such information in accordance with Section 8.

7. DELAY, WITHDRAWAL OR SUSPENSION OF REGISTRATION.

        7.1 Delay or Withdrawal of Registration. Franklin may, without the consent of any Holder or Selling Stockholder, delay, suspend, abandon, or withdraw any proposed registration in which any Holder or Selling Stockholder has requested inclusion of such Holder's or Selling Stockholder's Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to this Agreement.

        7.2 Right of Suspension.

               (a) Notwithstanding any other provision of this Agreement to the contrary, Franklin shall have the right, exercisable at any time subject to the limitations set forth in Section 7.2(b), to suspend the availability of the Registration Statement and offers and sales of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant thereto whenever, in the good-faith judgment of the management of Franklin: (i) continuing such availability or permitting such offers and sales could reasonably be expected to have an adverse effect upon a pending or proposed significant corporate event, or negotiations, discussions or pending proposals with respect thereto; (ii) there exists a material development or a potential material development with respect to or involving Franklin that Franklin would be obligated to disclose in the prospectus used in connection with the Registration Statement, which disclosure, in the good-faith judgment of Franklin, after consultation with counsel, would be premature or otherwise inadvisable at such time; or (iii) the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading (each of the events described in the foregoing clauses "(i)", "(ii)" and "(iii)" being referred to herein as a "Suspension Event"). In the event that a Suspension Event shall occur and Franklin shall determine to suspend the availability of the Registration Statement and offers and sales of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant thereto, Franklin shall, in addition to performing those acts required to be performed under the Securities Act and/or the Exchange Act, or otherwise deemed advisable by Franklin, deliver to the Holders and/or Selling Stockholders, as applicable, written notice thereof, signed by an officer of Franklin. Upon receipt of such notice, such Holders and/or Selling Stockholders shall discontinue disposition of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement until such Holders and/or Selling
Stockholders: (i) are advised in writing by Franklin that the use of the Registration Statement and offers of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant thereto may be resumed; (ii) have received copies of a supplemental or amended prospectus, if applicable; and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus. Franklin will exercise reasonable commercial efforts to ensure that the use of the Registration Statement and prospectus may be resumed as quickly as practicable.

               (b)  Franklin's  right  to  suspend  the   effectiveness  of  the
Registration   Statement   and  the  offers  and  sales  of  the  Closing  Stock
Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant thereto, as described in Section 7.2(a), shall be for a period of time (the "Suspension Period") beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of: (i) the date on which the Suspension Event ceases; or (ii) forty-five (45) days after the date of the occurrence of the Suspension Event; provided, however, that there shall not be more than two (2) Suspension Periods in any twelve (12) month period.

8. INDEMNIFICATION.

        8.1 Indemnification by Franklin. Franklin shall indemnify and hold harmless each Holder and Selling Stockholder of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities covered by a Registration Statement pursuant to this Agreement, any Person who controls such Holder or Selling Stockholder within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or Affiliate of such Holder or Selling Stockholder (each, a "Holder/Selling Stockholder Indemnified Party"), from and against, and will reimburse each such Holder/Selling Stockholder Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder/Selling Stockholder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement; or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus or prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that Franklin shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (a) made in reliance on and conformity with information furnished by any Holder/Selling Stockholder Indemnified Party in writing specifically for use in the preparation of the Registration Statement or (b) which was cured in an amendment or supplement to the Registration Statement delivered to the applicable Holder(s) and/or Selling Stockholder(s) on a timely basis to permit proper delivery thereof prior to the date on which any Registrable Shares were transferred or sold by such Holder(s) and/or Selling Stockholder(s) pursuant to such Registration Statement.

        8.2  Indemnification  by the  Holders.  Each  Holder  and  each  Selling
Stockholder of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities covered by a Registration Statement pursuant to this Agreement shall indemnify and hold harmless Franklin, any Person who controls Franklin within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or Affiliate of Franklin (each, a "Franklin Indemnified Party") from and against, and will reimburse each such Franklin Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which such Franklin Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are based upon: (i) any untrue or alleged untrue statement of any material fact contained in such Registration Statement; or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus or prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that (a) the indemnification obligation of each Holder and each Selling Stockholder pursuant to this Section
8.2 shall apply only to the extent that the untrue statement or alleged untrue statement referenced in the foregoing clause "(i)" or the omission or alleged omission referenced in the foregoing clause "(ii)" was so made in reliance on and conformity with written information furnished by such Holder or such Selling Stockholder specifically for use in the preparation of the Registration Statement and (b) the liability of any Holder or Selling Stockholder pursuant to this Section 8.2 shall be limited to an amount not to exceed the net proceeds received by such Holder or such Selling Stockholder from the sale of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify.

        8.3 Procedures. Promptly after receipt by a party indemnified pursuant to the provisions of Section 8.1 or Section 8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 8.1 or Section 8.2, notify the indemnifying party of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8 and shall not relieve the indemnifying party from liability under this Section 8 except to the extent that such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8.1 or Section 8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim effected without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such action, claim or litigation.

9. DISPOSITION OF CLOSING STOCK CONSIDERATION REGISTRABLE SECURITIES AND/OR EARN-OUT REGISTRABLE SECURITIES.

        9.1 Restrictions on Disposition. Each Holder agrees not to make any disposition of all or any portion of its Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities unless:

               (a) A Registration Statement covering such Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities is then in effect and such disposition is made in accordance with such Registration Statement; or

               (b) Such disposition is effected in full compliance with all applicable federal and state securities laws, including, without limitation, the Securities Act, and such transferor provides Franklin with: (i) any and all information requested by Franklin that is reasonably necessary for Franklin to determine that the transfer was effected in accordance with all applicable federal and state securities laws; and (ii) all of the information required by
Section 2, in the event that such disposition involves all of such Holder's Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and the transferor intends to assign and delegate its rights under this Agreement to the transferee in accordance with Section 2.

        9.2  Exceptions  to  Restrictions.  Notwithstanding  the  provisions  of
Section 9.1, no restrictions shall apply to a disposition of Closing Stock Consideration Registrable Securities or Earn-Out Registrable Securities by a Holder that is: (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; or (iv) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; provided, however, that in the event that such disposition involves all of such Holder's Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities and the transferor intends to assign and delegate its rights under this Agreement to the transferee pursuant to Section 2, the transferor shall be obligated to deliver to Franklin all of the information required by Section 2.

10.     MISCELLANEOUS.

        10.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

        10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.2):

               If to Franklin:
                                    Franklin Capital Corporation
                                    100 Wilshire Boulevard, 15th Floor,
                                    Suite 1500
                                    Santa Monica, CA 90401
                                    Attn: Milton "Todd" Ault III
                                    Fax: (310) 752-1486
                                    E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    3579 Valley Centre Drive
                                    San Diego, CA 92130
                                    Attn: Carl R. Sanchez
                                    Fax: (858) 720-2555
                                    E-mail: carlsanchez@paulhastings.com

               If to the Shareholders:

                                    Brian Stewart and Dr. William Stewart
                                    c/o SurgiCount Medical, Inc.
                                    222 Seventh Street
                                    Santa Monica, CA 90402
                                    Fax: (406) 257-4265
                                    E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                    Heller Ehrman White & McAuliffe LLP
                                    275 Middlefield Road
                                    Menlo Park, CA 94025
                                    Attn: Bruce W. Jenett
                                    Fax: (650) 324-6007
                                    E-mail: bjenett@hewm.com

Notwithstanding the foregoing, the parties expressly acknowledge and agree that, for purposes of delivering any notice pursuant to this Agreement: (i) any such notice delivered to either Shareholder in accordance with this Section 10.2 shall be deemed to have been delivered to both Shareholders; and (ii) any such notice given by either Shareholder in accordance with this Section 10.2 shall be deemed to have been given by both Shareholders.

        10.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.4 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 10.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

        10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, if any, and, with respect to each Shareholder, such Shareholder's heirs, executors and administrators.

        10.6 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.7 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Franklin and the Majority Holders.

        10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        10.10 Entire Agreement. This Agreement, together with each of the other Transaction Documents and the schedules and exhibits hereto and thereto, set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

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                                       16

        IN WITNESS WHEREOF, the parties have duly executed this REGISTRATION RIGHTS AGREEMENT as of the Signing Date.


FRANKLIN:                                           SHAREHOLDERS:

FRANKLIN CAPITAL CORPORATION


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
     ---------------------------------------        ----------------------------
      Milton "Todd" Ault III                        Brian Stewart
      Chairman and Chief Executive Officer

                                                    /s/ Dr. William Stewart
                                                    ----------------------------
                                                    Dr. William Stewart

                                    EXHIBIT A

                            NOTICE AND QUESTIONNAIRE

        The undersigned beneficial holder of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities of Franklin Capital Corporation ("Franklin") understands that Franklin has filed or intends to file with the Securities and Exchange Commission (the "SEC") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration and resale of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of February 3, 2005 (the "Registration Rights Agreement"), by and among Franklin and the purchasers of Franklin's securities thereunder. The Registration Rights Agreement is available from Franklin upon request at the address set forth below. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Registration Rights Agreement to which this Notice and Questionnaire is attached as Exhibit A.

        In order to sell or otherwise dispose of any Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement, a beneficial owner of Closing Stock Consideration Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Closing Stock Consideration Registrable Securities and be bound by the Registration Rights Agreement. Beneficial owners that do not complete this Notice and Questionnaire and deliver it to Franklin as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Closing Stock Consideration Registrable Securities or Earn-Out Registrable Securities pursuant to the Registration Statement.

        Certain legal consequences may arise from being named as selling securityholders in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement.

Notice
------

        The undersigned beneficial owner (the "Selling Stockholder") of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities hereby requests that Franklin include in the Registration Statement the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned Selling Stockholder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

        The undersigned Selling Stockholder hereby provides the following information to Franklin and represents and warrants that such information is accurate and complete:

Questionnaire
-------------

     1.  (a)   Full Legal Name of Selling Stockholder:

         (b) Full legal name of registered holder (if not the same as (a) above) through which Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities listed in Item 3 below are held:

         (c) Full legal name of broker-dealer or other third party through which Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities listed in Item 3 below are held:

         (d) Full legal name of DTC participant (if applicable and if not the same as (b) or (c) above) through which Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities listed in Item 3 below are held:

     2.  Address for Notices to Selling Stockholder:

         Telephone:
                   -------------------------------------------------------------

         Fax:
             -------------------------------------------------------------------

         Contact Person:
                        --------------------------------------------------------

     3.  Beneficial   ownership  of  Closing  Stock  Consideration   Registrable
         Securities and/or Earn-Out Registrable Securities:
                                                           ---------------------

--------------------------------------------------------------------------------


         Unless otherwise indicated in the space provided below, all shares of Franklin Common Stock listed in response to Item 3 above will be included in the Registration Statement. If the undersigned does not wish all such shares of common stock to be so included, please indicate below the number of shares to be included:
                                                   -----------------------------

     4.  Beneficial Ownership of Franklin's securities owned by the Selling
         Stockholder:
                      ----------------------------------------------------------

              Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of Franklin other than the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities listed above in Item 3.

         (a) Type and amount of other securities beneficially owned by the Selling Stockholder:
                                  ----------------------------------------------

         (b)  CUSIP No(s). of such other securities beneficially owned:
                                                                       ---------

     5.  Relationship with Franklin:
                                    --------------------------------------------

         Except as set forth below, neither the undersigned nor any of its Affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Franklin (or its predecessors or Affiliates) during the past three years.

   State any exceptions to the foregoing here:
                                              ----------------------------------

        The Selling Stockholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities pursuant to the Registration Statement. The Selling Stockholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

        The Selling Stockholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. Pursuant to the Registration Rights Agreement, Franklin has agreed under certain circumstances to indemnify the Selling Stockholders against certain liabilities.

        In accordance with the undersigned Selling Stockholder's obligation under the Registration Rights Agreement to provide such information as maybe required by law for inclusion in the Registration Statement, the undersigned Selling Stockholder agrees to promptly notify Franklin of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in accordance with Section 10.2 of the Registration Rights Agreement.

        In the event any Selling Stockholder transfers all of the Closing Stock Consideration Registrable Securities and/or Earn-Out Registrable Securities listed in Item 3 above after the date on which such information is provided to Franklin, the Selling Stockholder will notify the transferees at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

        By signing below, the Selling Stockholder consents to the disclosure of the information contained herein in its answers to Items 1-5 above and the inclusion of such information in the Registration Statement. The Selling Stockholder understands that such information will be relied upon by Franklin without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement.



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



        IN WITNESS WHEREOF, the undersigned Selling Stockholder, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

                                            Selling Stockholder:


                                            By:
                                               ---------------------------------

                                            Name:
                                                  ------------------------------

                                            Title:
                                                   -----------------------------



     Dated:
           -----------------




PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

                        Franklin Capital Corporation
                        100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401